News Release
CONTACT:

Gregg D. Adzema	Marli Quesinberry
Executive Vice President and	Director, Investor Relations and
Chief Financial Officer	Corporate Communications
(404) 407-1116	(404) 407-1898
greggadzema@cousinsproperties.com	marliquesinberry@cousinsproperties.com
COUSINS PROPERTIES REPORTS RESULTS FOR
QUARTER ENDED MARCH 31, 2015
Highlights

•	Funds From Operations for the first quarter was $0.21 per share.

•	Same property net operating income on a cash basis for the first quarter was up 15.9% over the prior year.

•	Leased or renewed 440,839 square feet of office space during the first quarter.

•	Second generation net rent per square foot on a cash basis increased 8.0% for the first quarter.

•
Commenced operations of Colorado Tower, a Class-A office tower in downtown Austin, Texas, containing 373,000 square feet of space. As of quarter end, the building was 95% leased. Subsequent to quarter end, additional leases have been signed and the building is currently 98.5% leased.

•
Subsequent to quarter end, announced commencement of Carolina Square, a mixed-use development in Chapel Hill, North Carolina expected to contain 158,000 square feet of office space, 42,000 square feet of retail space and 246 apartment units. This development will be completed in a 50/50 joint venture with Northwood Ravin.

ATLANTA (May 6, 2015) - Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the quarter ended March 31, 2015.
“Our first quarter performance continues to demonstrate our ability to drive results in both our existing portfolio and our development pipeline,” said Larry Gellerstedt, President and Chief Executive Officer of Cousins. “Successfully opening Colorado Tower, which is now 98.5% leased with rents above pro forma, is just the latest example of the significant value of our development capabilities. As we continue into 2015, the outlook for our leasing and development activities remains solid, and given the overall strength of our markets, we believe we will generate additional value creation opportunities. ”
Financial Results
FFO was $45.9 million, or $0.21 per share, for the first quarter of 2015, compared with $36.2 million, or $0.19 per share, for the first quarter of 2014.
Net income available to common stockholders was $7.2 million, or $0.03 per share, for the first quarter of 2015, compared with $5.2 million, or $0.03 per share, for the first quarter of 2014.
2015 FFO Guidance
For the year ending December 31, 2015, the Company expects to report FFO in the range of $0.82 to $0.86 per share, up from its previously provided guidance of $0.81 to $0.85 per share. This updated guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. This guidance also excludes the operational or capital impact of any development activity other than Research Park V, Emory Point Phase II, and Carolina Square.
The Company's increased 2015 FFO guidance is driven by realized and forecast gains on land sales. The Company leaves unchanged all other previously provided components of its 2015 FFO guidance.
The Company's guidance is provided for information purposes based on current plans and assumptions and is subject to change.

Investor Conference Call and Webcast
The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Thursday, May 7, 2015, to discuss the results of the quarter ended March 31, 2015. The number to call for this interactive teleconference is (877) 247-1056.
A replay of the conference call will be available for 14 days by dialing (877) 344-7529 and entering the passcode 10063359. The replay can be accessed on the Company's website, www.cousinsproperties.com, through the “Q1 2015 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.
A copy of Cousins Properties first quarter 2015 "Supplement Information" can be found in the Investor Relations section of the Company's website at www.cousinsproperties.com. The information in this update is for informational purposes based on current plans and assumptions and is subject to change. The Company undertakes no obligation to update this information.
Cousins Properties Incorporated is a leading fully-integrated real estate investment trust (REIT) with extensive experience in development, acquisition, financing, management, and leasing. Based in Atlanta, the Company actively invests in top-tier urban office assets and opportunistic mixed-use properties in Sunbelt markets.
The Consolidated Statements of Operations, Consolidated Balance Sheets, a schedule entitled Funds From Operations, which reconciles Net Income (Loss) Available to FFO, and a schedule entitled Same Property Information, which reconciles cash basis same property net operating income to rental property revenues and rental property expenses, are attached to this press release. The change in second generation net rent per square foot represents the aggregate net rent (base rent less operating expense reimbursements and leasing costs) paid by prior tenants compared to the aggregate net rent paid by current tenants for spaces that have been re-leased in the office portfolio. Second generation leases exclude leases executed for spaces that were vacant upon acquisition, new leases in a development property, and leases for spaces that have been vacant for one year or more. More detailed information on Net Income (Loss) Available and FFO results is included in the “Net Income and Funds From Operations - Supplemental Detail” schedule, which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Supplemental Information” and “SEC Filings” links on the “Investor Information & Filings” link of the Investor Relations page of the Company’s website at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (404) 407-1898.
Certain matters discussed in this news release are “forward-looking statements” within the meaning of the federal securities laws. Examples of such statements in this news release include the Company's estimated ranges of FFO per share, same property NOI growth, fee and other income, general and administrative expense, interest and other expenses, GAAP straight-lined rental income, and above and below market rental income, and the assumptions related thereto. Such statements are subject to uncertainties and risk. These include, but are not limited to, the availability and terms of capital and financing; the ability to refinance indebtedness as it matures; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions and investments or from dispositions; the potential dilutive effect of common stock offerings; the availability of buyers and adequate pricing with respect to the disposition of assets; risks related to the geographic concentration of our portfolio; risks and uncertainties related to national and local economic conditions, the real estate industry in general, and the commercial real estate markets in particular; changes to the Company's strategy with regard to land and other non-core holdings that require impairment losses to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, and the ability to lease newly developed and/or recently acquired space; the adverse change in the financial condition of one or more of its major tenants; volatility in interest rates and insurance rates; the availability of sufficient investment opportunities; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including those described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The words “believes,” “expects,” “anticipates,” “estimates,” ”plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that such plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Rental property revenues	$90,033	$77,484
Fee income	1,816	2,338
Other	127	1,901
	91,976	81,723
Costs and expenses:
Rental property operating expenses	37,954	34,857
Reimbursed expenses	1,111	932
General and administrative expenses	3,493	5,611
Interest expense	7,677	7,167
Depreciation and amortization	36,147	34,140
Separation expenses	102	84
Acquisition and related costs	83	22
Other	357	494
	86,924	83,307
Income (loss) from continuing operations before taxes, unconsolidated joint ventures, and sale of investment properties	5,052	(1,584)
Benefit for income taxes from operations	—	12
Income from unconsolidated joint ventures	1,611	1,286
Income (loss) from continuing operations before gain on sale of investment properties	6,663	(286)
Gain on sale of investment properties	1,105	161
Income (loss) from continuing operations	7,768	(125)
Income (loss) from discontinued operations:
Income (loss) from discontinued operations	(14)	892
Gain (loss) on sale from discontinued operations	(551)	6,365
	(565)	7,257
Net income	7,203	7,132
Net income (loss) attributable to noncontrolling interests	—	(155)
Net income attributable to controlling interests	7,203	6,977
Dividends to preferred stockholders	—	(1,777)
Net income available to common stockholders	$7,203	$5,200
Per common share information — basic and diluted:
Income (loss) from continuing operations attributable to controlling interest	$0.04	$(0.01)
Income (loss) from discontinued operations	(0.01)	0.04
Net income available to common stockholders	$0.03	$0.03
Weighted average shares — basic	216,568	191,739
Weighted average shares — diluted	216,754	191,952
Dividends declared per common share	$0.080	$0.075

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Net Income Available to Common Stockholders	$7,203	$5,200
Depreciation and amortization of real estate assets:
Consolidated properties	35,724	33,955
Share of unconsolidated joint ventures	2,743	2,998
(Gain) loss on sale of depreciated properties:
Consolidated properties	(286)	—
Discontinued properties	551	(6,358)
Share of unconsolidated joint ventures	—	387
Funds From Operations Available to Common Stockholders	$45,935	$36,182
Per Common Share — Basic and Diluted:
Net Income Available	$0.03	$0.03
Funds From Operations	$0.21	$0.19
Weighted Average Shares — Basic	216,568	191,739
Weighted Average Shares — Diluted	216,754	191,952

The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries. The Company calculated FFO in accordance with the National Association of Real Estate Investment Trusts' ("NAREIT") definition, which is net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, impairment losses on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.
FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and other key employees.

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $348,344 and $324,543 in 2015 and 2014, respectively	$2,271,966	$2,181,684
Projects under development	10,101	91,615
Land	20,971	21,646
	2,303,038	2,294,945

Cash and cash equivalents	4,388	—
Restricted cash	4,773	5,042
Notes and accounts receivable, net of allowance for doubtful accounts of $1,678 and $1,643 in 2015 and 2014, respectively	12,109	10,732
Deferred rents receivable	64,161	57,939
Investment in unconsolidated joint ventures	100,821	100,498
Intangible assets, net of accumulated amortization of $87,595 and $76,050 in 2015 and 2014, respectively	152,719	163,244
Other assets	42,652	34,930
Total assets	$2,684,661	$2,667,330
Liabilities:
Notes payable	$847,948	$792,344
Accounts payable and accrued expenses	51,102	76,240
Deferred income	22,822	23,277
Intangible liabilities, net of accumulated amortization of $19,605 and $16,897 in 2015 and 2014, respectively	67,313	70,020
Other liabilities	32,541	31,991
Total liabilities	1,021,726	993,872
Commitments and contingencies	—	—
Equity:
Stockholders' investment:
Common stock, $1 par value, 350,000,000 and 250,000,000 shares authorized, 220,172,267 and 220,082,610 shares issued in 2015 and 2014, respectively	220,172	220,083
Additional paid-in capital	1,720,506	1,720,972
Treasury stock at cost, 3,570,082 shares in 2015 and 2014	(86,840)	(86,840)
Distributions in excess of cumulative net income	(190,903)	(180,757)
Total equity	1,662,935	1,673,458
Total liabilities and equity	$2,684,661	$2,667,330

COUSINS PROPERTIES INCORPORATED AND SUBSIDIARIES
SAME PROPERTY INFORMATION
(Unaudited, in thousands)

	Three Months Ended March 31,
	2015		2014
Net Operating Income - Consolidated Properties
Rental property revenues	$90,033		$77,484
Rental property expenses	(37,954)		(34,857)
	52,079		42,627
Net Operating Income - Discontinued Operations
Rental property revenues	4		1,356
Rental property expenses	(18)		(464)
	(14)		892
Net Operating Income - Unconsolidated Joint Ventures	5,988	—	6,499
Total Net Operating Income	$58,053		$50,018

Net Operating Income
Same Property	$43,327	—	$41,166
Non-Same Property	14,726	—	8,852
	$58,053		$50,018

Non-Cash Items
Straight-line rent	$6,285		$7,649
Other	1,459		1,586
	7,744		9,235
Cash Basis Property Net Operating Income
Same Property	38,808	—	33,489
Non-Same Property	11,501	—	7,294
	$50,309		$40,783

This schedule shows Same Property Net Operating Income and the related reconciliation to rental property revenues and rental property expenses. Net Operating Income is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. Net Operating Income, which is rental property revenues less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation and amortization are also excluded from Net Operating Income. Same Property Net Operating Income includes those office properties that have been fully operational in each of the comparable reporting periods. A fully operational property is one that has achieved 90% economic occupancy for each of the two periods presented or has been substantially complete and owned by the Company for each of the two periods presented and the preceding year. Same Property Net Operating Income allows analysts, investors and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.

Cash Basis Same Property Net Operating Income represents Net Operating Income excluding straight-line rents, amortization of lease inducements, and amortization of acquired above and below market rents.